                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES




Pricing Supplement No. 59                                   Trade Date: 10/09/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 10/12/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is October 11, 2001


         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCL6             $10,582,000.00              5.50%                  10/15/16                 100%



    Interest Payment
       Frequency                                     Subject to                Dates and terms of redemption
      (begin date)          Survivor's Option        Redemption                (including the redemption price)
    ----------------        -----------------        ----------                --------------------------------
        04/15/02                   Yes                   Yes                         100%   10/15/04
     semi-annually                                                               semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           -------------           -----------                ------              -----------
     $10,370,360.00            $211,640.00               $3.50             ABN AMRO Financial
                                                                             Services, Inc.